                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT
                              --------------------


     This Agreement is made and entered into effective as of the 28th day of December, 1995, by and between GEOCITIES (formerly Beverly Hills Internet), a California corporation (the "Company"), and DAVID BOHNETT ("Employee").

     1.   Employment.
          ----------

     1.1 The Company agrees to employ or continue the employment of Employee on the terms and conditions of this Agreement commencing as of January 1, 1996, and continuing for two years thereafter, unless terminated earlier as provided in Paragraph 4 below.

     2.   Duties of Employee.
          ------------------

     2.1 Employee shall serve as the President and Chief Executive Officer of the Company, and head of its management team. In this capacity, Employee shall do and perform all services, acts or things necessary or advisable to manage and conduct the business of the Company, including without limitation recruiting management and staff, developing and managing strategic relationships with third parties, preparing operating plans and budgets, negotiating contracts and providing guidance on the Company's overall strategy. Employee's actions shall be subject at all times to the policies set by the Company's Board of Directors, and to the consent of the Board of Directors as may be necessary or appropriate.

     2.2 Employee agrees to devote Employee's full time, attention, skill, and efforts to the performance of duties for the Company during the term of this Agreement.

     2.3 Employee shall not engage in any other business duties or pursuits whatsoever, or directly or indirectly render any services of a business, commercial or professional nature to any other person or entity, whether for compensation or otherwise, without the prior written consent of the Company's Board of Directors.

     2.4 This Agreement shall not be interpreted to prohibit Employee from making passive personal investments or conducting private business affairs if those activities are not in competition with the Company and do not materially interfere with the services required under this Agreement.

     3.   Calculation of Compensation.
          ---------------------------

     3.1  Salary.  The Company shall pay to Employee, as compensation for
          ------
services to be rendered by Employee under this Agreement, salary at the rate of Seven Thousand Eighty Three Dollars ($7,083) per month, payable semi-monthly on the fifteenth (15th) and last day of each month during the term of this Agreement, prorated for any partial employment period, and subject to such withholding as may be required by law. The Company shall conduct a review of Employee's performance on the first anniversary of the date of this Agreement for the purpose of determining the amount of any increase in Employee's salary, effective January 1, 1997.

     3.2  Bonus.  As additional compensation for the services rendered under
          -----
this Agreement, Employee shall be eligible to receive an amount up to twenty-five percent (25%) of Employee's annual salary, based on Employee's meeting certain performance targets to be mutually agreed upon by Employee and the Company's Board of Directors. Such bonus shall increase to an amount up to fifty percent (50%) of Employee's annual salary, based on Employee's meeting certain additional performance targets to be mutually agreed upon by Employee and the Company's Board of Directors. The performance targets described in this
Section 3.2 shall be agreed upon not later than January 31 of each year during the term of this Agreement.

     3.3  Vacation.  Employee shall be entitled to a maximum of fifteen (15)
          --------
days of paid vacation during each year of employment. Vacation hours shall accrue at a rate of 1.25 days per month. Employee shall not be entitled to carry over more than fifteen (15) accrued, unused vacation days from one year to the following year. Upon accruing the maximum number of vacation days, Employee shall accrue no additional vacation days until the amount of accrued vacation is reduced by actual vacation days taken. Employee shall not be entitled to vacation pay in lieu of vacation, unless agreed to in writing by the Company.

     3.4  Stock Option Plan.  During his employment with the Company under this
          -----------------
Agreement, Employee shall be eligible to participate in the Company's stock option plan, subject to such plan's requirements, including those regarding eligibility and vesting.

     3.5  Other Benefits.  During the term of this Agreement, the Employee shall
          --------------
be entitled to receive all other group life, health, medical or disability insurance or other employee benefits generally available to other employees and officers of the Company, when and as Employee becomes eligible therefor.

     3.6  Business Expenses.  The Company shall promptly reimburse Employee for
          -----------------
all reasonable business expenses incurred by Employee in connection with the business of the Company. Reimbursement shall be subject to Employee's providing the Company with reasonable documentation of any expenditures for which Employee is seeking reimbursement.

     4.   Termination.
          -----------

     4.1  Termination for Cause.
          ---------------------

          (a) The Company may terminate this Agreement if, in the reasonable determination of the Board of Directors, Employee wilfully breaches or habitually neglects the duties which he is required to perform under the terms of this Agreement, or commits such acts of dishonesty, fraud or misrepresentation or is convicted of any felony or any other serious crime as would prevent the effective performance of his duties.

          (b) The Company may at its option terminate this Agreement for the reasons stated in this Subparagraph 4.1 by giving written notice to Employee without prejudice to any other remedy to which the Company may be entitled either at law or in equity. The notice of termination shall specify the ground or grounds for termination and shall be supported by a statement of all relevant facts.

          (c) Termination under this Subparagraph 4.1 shall be considered termination "for cause."

     4.2  Termination Without Cause.
          -------------------------

          (a) This Agreement shall be terminated upon the death of Employee.

          (b) The Company may, at its sole option, terminate this Agreement if Employee suffers any physical or mental disability which has prevented him from performing his duties under this Agreement for more than six (6) months. The Company shall give Employee thirty (30) days' prior written notice of his termination pursuant to this provision.

          (c) Termination under this Subparagraph 4.2 shall not be considered termination "for cause."

     5.   Assignment.
          ----------

     Employee may not, without the prior written consent of the Company, assign this Agreement or any rights or obligations hereunder. The Company may assign this Agreement and delegate any of its rights and duties, without the consent of Employee, to any of its subsidiaries or affiliates or to any person or entity who purchases the assets or stock of the Company.

     6.   Miscellaneous.
          -------------

     6.1 This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Employee by the Company, and contains all of the covenants and agreements between the parties with respect to such employment in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party or anyone acting on behalf of any party which are not expressly contained herein.

     6.2 This Agreement may not be amended, supplemented, or modified or extended except by a written agreement which expressly refers to this Agreement and which is signed by each of the parties hereto.

     6.3 This Agreement is made in and shall be governed by the laws of California.

     6.4 In the event that any provision of this Agreement is determined to be illegal, invalid, or void for any reason, the remaining provisions hereof shall continue in full force and effect.

     6.5 To the extent that any portion of this Agreement is deemed unenforceable by virtue of its scope in terms of area, business activity prohibited and/or length of time, but could be enforceable by reducing the scope of area, business activity prohibited and/or length of time, Employee and the Company agree that same shall be enforced to the fullest extent permissible under the laws and public policies applied in the jurisdiction in which enforcement is sought, and that the Company shall have the right, in its sole discretion, to modify such invalid or unenforceable provision to the extent required to be valid and enforceable. Employee agrees to be bound by any promise or covenant imposing the maximum duty permitted by law which is subsumed within the terms of any provision hereof, as though it were separately articulated in and made a part of this Agreement, that may result from striking or modifying any of the provisions hereof.

     6.6 Employee represents and warrants to the Company that there is no restriction or limitation, by reason of any agreement or otherwise, upon Employee's right or ability to enter into this Agreement and fulfill the obligations under this Agreement.

     6.7 Employee acknowledges, represents and agrees that Employee is not relying on any inducement, representation, promise, or other statement not expressly set forth herein in entering into this Agreement and accepting employment with the Company, including without limitation any representation regarding the term of employment or any right to continued employment.

     6.8 The Company and Employee agree that claims or controversies arising between them concerning this Agreement, Employee's employment or the termination of such employment shall be resolved by binding arbitration in accordance with the provisions of Exhibit "A", except as otherwise provided therein.
                  -----------


                                             /s/ David Bohnett
                                             -----------------------------------
                                             DAVID BOHNETT

                                             GEOCITIES, a California corporation


                                             By:    /s/David Bohnett
                                             Name:  David Bohnett
                                             Title: President

                                  EXHIBIT "A"

                       Arbitration of Employment Disputes
                       ----------------------------------


     1.   Exclusive Remedy.  The Company and Employee agree that, subject to the
          ----------------
exclusions set forth in Paragraph 2 below, all claims or controversies arising out of Employee's employment with the Company, or the termination thereof, shall be submitted to final and binding arbitration. The foregoing includes any claim brought against the Company, its parent, subsidiaries or affiliates and their present and former officers, agents and employees. The Company and Employee agree that arbitration is in lieu of, and that this Agreement constitutes a waiver of, any court or jury trial that the Company or Employee might otherwise be entitled to. The award or decision of the arbitrator shall be final and judgment may be entered on it in accordance with applicable law in any court having jurisdiction.

     2.   Scope of Agreement to Arbitrate.  Except as provided below, this
          -------------------------------
agreement to arbitrate includes, without limitation, any claims which may be brought for employment discrimination (including discrimination on any legally protected basis such as age, color, race, gender, sexual preference or orientation, marital status, national origin, citizenship, mental or physical disability, religious affiliation or veteran status) under federal, state or local law, including, but not limited to, the Age Discrimination in Employment Act of 1967, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1963, the Americans With Disabilities Act and the California Fair Employment and Housing Act, and any claims for breach of express or implied contract, breach of the covenant of good faith and fair dealing, wrongful discharge, promissory estoppel, retaliation, harassment, personal injury, tort and violation of public policy. This agreement to arbitrate is subject only to the following exceptions: (1) claims for unemployment compensation or workers' compensation benefits; (2) claims brought by Employee during the term of this Agreement other than tort claims and employment discrimination claims and related retaliation and harassment claims; and (3) claims brought under the Employee Retirement Income Security Act.

     3.   Waiver of Punitive Damages and Claims for Attorneys' Fees.  Employee
          ---------------------------------------------------------
understands that certain types of claims arising out of employment or termination of employment, such as claims for employment discrimination, could allow Employee to seek punitive damages and recover attorneys' fees. By entering into this Agreement, Employee relinquishes any right to seek or receive punitive damages or recover attorneys' fees in any forum, for any dispute arising out of Employee's employment or the termination thereof. The parties agree that the Arbitrator resolving a dispute is not permitted to award punitive or exemplary damages or attorneys' fees to the employee for any dispute covered by this agreement to arbitrate.

     4.   Arbitration Procedure.  Any dispute that is to be resolved by
          ---------------------
arbitration under this Agreement shall be decided by arbitration held in Los Angeles County, California, and shall be administered by the American Arbitration Association (or equivalent dispute resolution organization selected by the Company).

     The Employment Dispute Resolution Rules of the American Association shall apply and govern the arbitration, subject to the following:

     (a) A demand for arbitration must be made in writing within the time period set forth in the Agreement. Notice to the Company of a demand for arbitration shall be sent to its principal place of business.

     (b) The arbitration shall be held before one (1) arbitrator who shall be selected by mutual agreement of the parties; if agreement is not reached on the selection of an arbitrator within thirty (30) days after a party's demand for arbitration, then the parties shall select a single arbitrator from a list of seven (7) arbitrators designated by the American Arbitration Association. The arbitrator appointed must be a former or retired judge with experience in deciding or litigating employment law cases.

     (c) All proceedings involving the parties shall be reported by a certified shorthand court reporter and written transcripts of the proceeding shall be prepared and made available to the parties.

     (d) The arbitrator shall prepare in writing and provide to the parties findings of fact and conclusions of law sufficient to provide a rationale for the arbitrator's decision with respect to each matter at issue.

     (e) Subject to the limitation in Paragraph 3 above, the prevailing party shall be awarded reasonable expert and nonexpert witness costs and expenses, and other reasonable costs and expenses incurred in connection with the arbitration, unless the arbitrator for good cause determines otherwise.

     (f) Costs and fees of the arbitrator shall be borne by the nonprevailing party, unless the arbitrator for good cause determines otherwise.

     (g) The provisions of Title 9 of Part 3 of the California Code of Civil Procedure, including Section 1283.05, and successor statutes, permitting expanded discovery proceedings shall be applicable to all disputes that are arbitrated pursuant to this Agreement.

     NOTICE: BY INITIALLING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF EMPLOYMENT DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALLING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF EMPLOYMENT

DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE FEDERAL ARBITRATION ACT AND CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1281 ET SEQ. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.


               WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS DESCRIBED HEREIN TO NEUTRAL ARBITRATION.


          Initials:   /s/DCB                    /s/DCB
                      -----------------------   --------
                      Company                   Employee
                      (Officer should initial
                      on behalf of Company)

                    AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT


          AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT dated as of January 13, 1997, by and among GEOCITIES, a California corporation (the "Company"), and DAVID BOHNETT ("Employee").

                              W I T N E S S E T H:
                              -------------------

          WHEREAS, the Company and Employee are parties to an Employment Agreement dated as of December 28, 1995 (the "Original Employment Agreement"), which provides, among other things, for the employment by the Company of Employee as President and Chief Executive Officer of the Company, on the terms and subject to the conditions set forth therein; and

          WHEREAS, the Company is offering for sale shares of Series D Preferred Stock to certain investors (the "Series D Investors") pursuant to the terms of a Preferred Stock Purchase Agreement dated as of January 10, 1997 (the "Purchase Agreement"); and

          WHEREAS, in order to induce the Series D Investors to consummate the transactions contemplated by the Purchase Agreement, the parties hereto desire to amend the Original Employment Agreement in the manner hereinafter provided, on the terms and subject to the conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

          1.   Capitalized Terms.  Capitalized terms used herein and not
               -----------------
otherwise defined shall have the meanings ascribed thereto in the Original Employment Agreement.

          2.   Amendments to Original Employment Agreement.  In accordance with
               -------------------------------------------
Section 6.2 of the Original Employment Agreement, the Original Employment Agreement is hereby amended as follows:

          (a) All references in Sections 2.2, 3.1, 3.2 and 3.5 to the "term of this Agreement" are replaced by references to the "term of Employee's employment hereunder", and the reference in Section 4.1(b) to the Company's right to "terminate this Agreement" is replaced by a reference to the right to "terminate Employee's employment hereunder."

          (b) Section 1.1 of the Original Employment Agreement is hereby amended and restated in its entirety to read as follows:
              "The Company agrees to employ or continue the employment of Employee on the terms and conditions of this Agreement commencing as of

          January 1, 1996 and continuing until December 31, 1998, unless earlier terminated as provided in Paragraph 4 below."

          (c) Section 3.1 of the Original Employment Agreement is hereby amended as follows:

          (i) by deleting the phrase and number "Seven Thousand Eighty-Three Dollars ($7,083)", respectively, and substituting in lieu thereof the phrase and number "Ten Thousand Dollars ($10,000)," and by deeming the foregoing amendment as reflecting the increase in Employee's salary that was to have become effective as of January 1, 1997, as provided in Section
     3.1 of the Original Employment Agreement, and

          (ii) by deleting the last sentence thereof in its entirety and substituting the following text in lieu thereof:

               "The Company shall conduct a review of Employee's performance on January 1, 1998 for the purpose of determining the amount of any increase in Employee's salary, effective as of January 1, 1998."

          (d) Section 4.1(a) of the Original Employment Agreement is hereby amended and restated in its entirety to read as follows:

               "The Company may terminate the employment of Employee hereunder if, in the reasonable determination of the Board of Directors, Employee (i) materially breaches or habitually neglects the duties which he is required to perform under this Agreement, (ii) fails to follow the reasonable and lawful duties assigned to Employee by the Board of Directors or the reasonable and lawful orders of the Board of Directors, (iii) wilfully breaches the provisions of Section 2.3 of this Agreement or the provisions of the Confidential Information and Inventions Agreement between the Company and Employee, or (iv) commits any felony or act of dishonesty, fraud or misrepresentation directly relating to the Company or that would constitute a breach of Employee's fiduciary duty to the Company, (v) has been convicted of any felony or (vi) has committed any other serious crime as would prevent the effective performance of his duties."

          (e) Section 4.2(c) of the Original Employment Agreement is hereby amended and restated in its entirety to read as follows:

               "The Company may also terminate Employee's employment under this Agreement other than pursuant to Section 4.1 above or paragraphs (a) or (b) of this Section 4.2, in which case, so long as Employee shall not have breached the provisions of his Confidential Information and Inventions Agreement with the Company, the Company shall pay to Employee, as severance pay or liquidated damages or both, an amount equal to Employee's then-current annual base salary, such amount being payable in equal installments at regular intervals in accordance with the Company's payroll practices over the duration of the twelve-month post-termination period. Notwithstanding anything to the contrary expressed or implied in this Agreement, except as set forth in this paragraph (c) and except for amounts payable in connection with the exercise by the Company of its repurchase right set forth in Section 6 below, the Company shall not be obligated to make any payments to Employee or on his behalf of whatever kind or nature by reason of Employee's cessation of employment, other than (i) such amounts, if any, of his salary as shall have accrued, and any bonus that shall have become due and payable, that remain unpaid as of the date of said cessation and (ii) such other amounts which may be then otherwise payable to Employee from the Company's benefits plans or reimbursement policies, if any."

          (f) The Original Employment Agreement is hereby amended by redesignating Section 6 and Sub paragraphs 6.1 through 6.8 of the Original Employment Agreement and references thereto as Section 7 and Subparagraphs 7.1 through 7.8 and references to such revised numeration, and inserting immediately prior to such redesignated Section the following new Section 6:

               "6.  Employee's Stock.  Employee has purchased from the Company
                    ----------------
          583,250 shares of Common Stock and 300,000 shares of Series C Preferred Stock and has been granted options to purchase up to 150,000 shares of Common Stock (such shares and any shares issuable upon exercise of said options or conversion of the Series C Preferred Stock being referred to herein as the "Employee's Shares"). The Employee's Shares shall be affected as follows upon termination of Employee's employment with the Company:

               6.1 In the event that Employee ceases to be employed by the Company for any reason (including, without limitation, as a result of resignation, retirement, dismissal with or without cause, death or disability), the Company shall have the sole right and option to repurchase all of the Employee's Shares at their Fair Market Value (as defined below). The Company agrees to give Employee notice of its intent to exercise such option within ninety (90) days of the effective date of such termination and to have paid for such shares in cash at the end of such 90th day (unless the Fair Market Value has not been conclusively determined as of such date, in which case the Company shall pay Employee promptly after the Fair Market Value is determined in accordance with Section 6.2 below).

               6.2 The Fair Market Value of the Employee's Shares to be repurchased shall initially be proposed by the Board of Directors within 30 days of the later of the date of termination of his employment and the date of exercise by Employee of options to purchase Employee Shares. If Employee objects to the Fair Market Value as so proposed, Employee may request an appraisal by written notice of objection delivered not later than ten (10) days after receipt of the Fair Market Value set by the Company's Board of Directors. If an appraisal is requested, Employee and the Company shall jointly select an appraiser to determine the Fair Market Value of the Employee's Shares. If Employee and the Company cannot agree on an appraiser, each shall select its own appraiser (each a "Party Appraiser") and the two Party Appraisers shall jointly select a third appraiser (the "Arbitrating Appraiser"). Each of the Party Appraisers shall submit its appraisal to the Arbitrating Appraiser, and the Arbitrating Appraiser shall select one of such appraisals as the Fair Market Value. If any such appraisal results in a Fair Market Value more than 5% higher than the Board of Directors' original valuation, then all expenses of such appraisal shall be paid by the Company; otherwise, the cost of such appraisal shall be shared equally by Employee and the Company.

               6.3  Notwithstanding anything to the contrary set forth in this
          Section 6, if (a) Employee's employment with the Company is involuntarily terminated (a "Termination") other than (i) for cause (as defined in Subparagraph 4.1 hereof) or (ii) because of Employee's death, and (b) there is a Liquidation (as such term is defined in the Second Amended and Restated Articles of Incorporation of the Company) within one (1) year following such Termination in which the price per share of Common Stock received by the holders of Common Stock upon the consummation of the Liquidation (the "Liquidation Price") is greater than the average price per share for the Employee's Shares received by Employee from the Company following the Termination (the "Repurchase Price"), then Employee shall be entitled to receive the following amounts from the Company concurrently with the consummation of the
          Liquidation: (i) if the Liquidation is consummated within the first six months following Termination, then Employee shall be entitled to receive an amount equal to the Liquidation Price minus the Repurchase Price, multiplied by the number of Employee's Shares repurchased by the Company following such Termination and prorated to reflect the percentage of holdings of each holder of Common Stock that is being sold in such Liquidation (the "Differential Amount"); (ii) if the Liquidation in consummated between the start of the seventh and end of the ninth month following Termination, then Employee shall be entitled to receive an amount equal to seventy-five percent (75%) of the Differential Amount; and (iii) if the Liquidation is consummated between the start of the tenth and end of the Twelfth month following Termination, then Employee shall be entitled to fifty percent (50%) of the Differential Amount. If the Liquidation is consummated following the end of the twelfth month following Termination, then Employee shall not be entitled to receive any amounts under this Subparagraph
          6.3.  Any such amounts payable by the Company under this Subparagraph
          6.3 shall be paid to Employee in the same form of consideration, and in the same proportions and at the same times, as shall have been applicable to all other holders of Common Stock in such Liquidation.

               6.4 The right of repurchase described in this Section 6 shall expire immediately prior to the consummation by the Company of a firm commitment public offering of Common Stock with gross proceeds to the Company of $20,000,000 or more and at a price per share equal to $10.00 or higher (as adjusted for stock splits, stock dividends, recapitalizations and the like)."

          (g) Exhibit A to the Original Employment Agreement is hereby amended
              ---------
and restated in its entirety to read as provided in Annex A attached hereto.
                                                    -------

          3.   Original Employment Agreement.  Except as specifically amended
               -----------------------------
hereby, the Original Employment Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. After the date hereof, any reference to the Original Employment Agreement and each reference in the Original Employment Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be in reference to the Original Employment Agreement as amended hereby.

          4.   Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, by original or facsimile signature, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

   IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                                  GEOCITIES


                                                  By: /s/ DAVID C. BOHNETT
                                                      ---------------------
                                                  Name:  David C. Bohnett
                                                  Title:  Chairman & CEO



                                                  /s/ DAVID C. BOHNETT
                                                  -------------------------
                                                  David C. Bohnett

                    AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

          THIS AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT is made and entered into effective as of the 21st day of May 1998, by and among GeoCities, a California corporation (the "Company"), and DAVID BOHNETT ("Employee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Company and Employee are parties to an Employment Agreement dated as of December 28, 1995, and amended as of January 13, 1997 (collectively, the "Original Employment Agreement"), which provides, among other things, for the employment by the Company of Employee as President and Chief Executive Officer of the Company, on the terms and subject to the conditions set forth therein; and

          WHEREAS, the Employee resigned as President and Chief Executive Officer of the Company in April 1998, and the Employee is serving the Company as Chairman of the Board and Secretary;

          NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

          1.   Capitalized Terms.  Capitalized terms used herein and not
               -----------------
otherwise defined shall have the meanings ascribed thereto in the Original Employment Agreement.

          2.   Amendments to Original Employment Agreement.  In accordance with
               -------------------------------------------
Section 7.2 of the Original Employment Agreement, the Original Employment Agreement is hereby amended as follows:

               (a) Section 2.1 of the Original Employment Agreement is hereby amended and restated in its entirety to read as follows:

               "Employee shall serve as the Chairman of the Board of Directors of the Company."

               (b) Section 3.1 of the Original Employment Agreement is hereby amended and restated in its entirety to read as follows:

               "Salary.  The Company shall pay to Employee, as compensation for
                ------
          services to be rendered by Employee under this Agreement, salary at the rate of One Dollar ($1.00) per year."

               (c) Section 3.2 of the Original Employment Agreement is hereby amended and restated in its entirety to read as follows:

             "Bonus. As additional compensation for the services rendered under
              -----
          this Agreement, Employee shall be eligible to receive an amount up to One Hundred Ninety Nine Thousand Nine Hundred Ninety Nine
          Dollars ($199,999), at the discretion of the Board of Directors of the Company."

          3.   Original Employment Agreement.  Except as specifically amended
               -----------------------------
hereby, the Original Employment Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. After the date hereof, any reference to the Original Employment Agreement and each reference in the Original Employment Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be in reference to the Original Employment Agreement as amended hereby.

          4.   Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, by original or facsimile signature, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

          IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 as of the date first above written.

                         GEOCITIES, a California corporation

                         By: /s/ THOMAS C. EVANS
                            --------------------
                         Name:  Thomas C. Evans
                         Title:   President and Chief Executive Officer


                         /s/ DAVID C. BOHNETT
                         ---------------------
                         David C. Bohnett

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